EXHIBIT 21.1

Name of Subsidiary	State/Country of Incorporation
Providence Community Corrections, Inc. (f/k/a Camelot Care Corporation)	Delaware

Cypress Management Services, Inc.	Florida

Family Preservation Services, Inc.	Virginia

Family Preservation Services of Florida, Inc.	Florida

Family Preservation Services of North Carolina, Inc.	North Carolina

Family Preservation Services of West Virginia, Inc.	West Virginia

Providence of Arizona, Inc.	Arizona

Providence Service Corporation of Delaware	Delaware

Providence Service Corporation of Maine	Maine

Providence Service Corporation of Oklahoma	Oklahoma

Providence Service Corporation of Texas	Texas

Rio Grande Management Company, LLC	Arizona

Family Preservation Services of Washington DC, Inc.	Dist. of Columbia

Dockside Services, Inc.	Indiana

Providence Community Services, Inc. (f/k/a Pottsville Behavioral Counseling Group, Inc.)	Pennsylvania

Providence Community Services, LLC	Delaware

College Community Services	California

Choices Group, Inc.	Delaware

Providence Management Corporation of Florida	Florida

Social Services Providers Captive Insurance Co.	Arizona

Drawbridges Counseling Services, LLC	Kentucky

Oasis Comprehensive Foster Care, LLC	Kentucky

Children’s Behavioral Health, Inc.	Pennsylvania

Maple Star Nevada	Nevada

Transitional Family Services, Inc.	Georgia

AlphaCare Resources, Inc.	Georgia

Family-Based Strategies, Inc.	Delaware

A to Z In-Home Tutoring, LLC	Nevada

W. D. Management, LLC	Missouri

0798576 B.C. LTD	Canada

PSC of Canada Exchange Corp.	Canada

WCG International Consultants Ltd.	Canada

Camelot Care Centers, Inc.	Illinois

Health Trans, Inc.	Delaware

LogistiCare Solutions, LLC	Delaware

Provado Technologies, LLC	Florida

Provado Insurance Service, Inc.	South Carolina

Red Top Transportation, Inc.	Florida

LogistiCare Solutions Independent Practice Association, LLC	New York

Providence Human Services of Washington, Inc.	Washington

Ride Plus LLC	Delaware

AmericanWork, Inc.	Delaware

The ReDCo Group, Inc.	Pennsylvania

Raystown Developmental Services, Inc.	Pennsylvania

Providence of Idaho, LLC	Delaware

Providence Human Services of Massachusetts LLC	Delaware

Maple Star Oregon	Oregon

Pinnacle Acquisitions LLC	Delaware

Providence Human Services LLC	Delaware

Pinnacle Acquisitions C.V.	Netherlands

Pinnacle UK Bidco Limited	United Kingdom

Pinnacle Australia Bidco Pty Ltd	Australia

Pinnacle Australia Holdco Pty Ltd	Australia

Ingeus Pty Limited	Australia

Ingeus Australasia Pty Ltd	Australia

Mission Providence Pty Ltd	Australia

Ingeus Australia Pty Ltd	Australia

Ingeus Victoria Pty Ltd	Australia

Ingeus Europe Limited	United Kingdom

Ingeus Investments Limited	United Kingdom

Ingeus UK Limited	United Kingdom

Ingeus Training Limited	United Kingdom

Zodiac Training Limited	United Kingdom

The Reducing Reoffending Partnership Limited	United Kingdom

Ingeus SAS (France)	France

Ingeus GmBH (Germany)	Germany

Ingeus AB (Sweden)	Sweden

Ingeus Co. Ltd. (Korea)	Korea

Ingeus Sp z.o.o. (Poland)	Poland

Ingeus AG (Switzerland)	Switzerland

Ingeus LLC (Saudi Arabia)	Saudi Arabia

Ingeus S.L. (Spain)	Spain

Mission Medical Group of Alabama, L.L.C.	Alabama

Matrix Medical Network of Arizona, L.L.C.	Arizona

Matrix Medical Foundation, Inc.	Arizona

Regional Physician Services of California, P.C.	California

Matrix Medical Network of Colorado, L.L.C.	Colorado

Regional Physician Services Connecticut, P.C.	Connecticut

Ascender Software, Inc.	Delaware

CCHN Holdings, Inc.	Delaware

CCHN Group Holdings, Inc.	Delaware

Community Care Health Network, Inc.	Delaware

MMNRA, LLC	Delaware

Votiva Health, LLC	Delaware

Matrix Medical Network of Florida, L.L.C.	Florida

Matrix Medical Network of Georgia, L.L.C.	Georgia

Regional Physician Services of Idaho, P.C.	Idaho

Regional Physician Services of Illinois, P.C.	Illinois

Matrix Medical Network of Indiana, P.C.	Indiana

Matrix Medical Network of Kansas, P.A.	Kansas

Matrix Medical Network of Kentucky, LLC	Kentucky

Mission Medical Group of Louisiana, L.L.C.	Louisiana

Regional Physician Services of Massachusetts, P.C.	Massachusetts

Matrix Medical Network of Michigan, P.C.	Michigan

Regional Physician Services of Minnesota, P.C.	Minnesota

Matrix Medical Network of Missouri, LLC	Missouri

Mission Medical Group, P.A.	Mississippi

Matrix Medical Network of North Carolina, PC	North Carolina

Matrix Medical Network of New Jersey, P. C.	New Jersey

Matrix Medical Network of New Mexico, L.L.C.	New Mexico

Matrix Medical Network of Nevada, L.L.C.	Nevada

Matrix Medical of New York, PC	New York

Regional Physician Services, P.C.	New York

Regional Physician Services of Ohio, P.C.	Ohio

Matrix Medical Network of Oklahoma, L.L.C.	Oklahoma

Matrix Medical Network of Oregon, L.L.C.	Oregon

Regional Physician Services Pennsylvania, P.C.	Pennsylvania

Regional Physician Services Rhode Island, P.C.	Rhode Island

Regional Physician Services South Carolina, P.C.	South Carolina

Matrix Medical Network of Tennessee, P.C.	Tennessee

Regional Physician Services of Texas, P.A.	Texas

Matrix Medical Network of Utah, L.L.C.	Utah

Matrix Medical Network of Virginia, L.L.C.	Virginia

Matrix Medical Network of Washington, L.L.C.	Washington

Matrix Medical Network of Wisconsin, S.C.	Wisconsin

Matrix Medical Network of West Virginia P.C.	West Virginia